Exhibit 1.3

Certificate of Incorporation of SeaDrill Limited delivered May 10, 2005

FORM NO. 6	Registration No. 36832
[SEAL OF BERMUDA GRAPHIC OMITTED]
CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Company Act 1981 issue this Certificate of Incorporation and do certify that on the 10th of May, 2005

SeaDrill Limited

Was registered by me in the Register maintained by me under the provisions of the said section and hat the status of the said company

[SEAL OF THE REGISTRAR OF COMPANIES GRAPHIC OMITTED]	Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 12th day of May, 2005
/s/ Patrick Adam For Acting Registrar of Companies